                                                                 EXHIBIT 18

                              THE BENCHMARK FUNDS
                                (the "Company")

                     AMENDED AND RESTATED PLAN PURSUANT TO
                          RULE 18f-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
                         ----------------------------


                                I. INTRODUCTION
                                ---------------


          On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under
Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on May 26, 1993. On July 11, 1995 the Board of Trustees of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3. This Plan became effective upon its original filing with the Securities and Exchange Commission.


                           II. ATTRIBUTES OF CLASSES
                           -------------------------

A.   Generally
     ---------

          The Company will offer three classes of units - Units (hereinafter "Initial Class units"), Service Class units and Premier Class units -- in the Diversified Assets, Government, Government Select and Tax-Exempt Portfolios (each a "Portfolio," collectively, the "Money Market Portfolios").

          The Company will offer four classes of units-- Class A, Class B, Class C and Class D units -- in the U.S. Government Securities, Short-Intermediate Bond, U.S. Treasury Index, Bond, International Bond and Intermediate Bond Portfolios (each a "Portfolio," collectively, the "Fixed Income Portfolios") and in the Balanced, Equity Index, Diversified Growth, Focused Growth, Small Company Index, International Growth, International Equity Index and Global Asset Portfolios (each a "Portfolio," collectively, the "Equity Portfolios" and, collectively with the Fixed Income Portfolios, the "Non-Money Market Portfolios").

          In general, shares of each class will be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain transfer agency and shareholder services as described below.

          Initial Class, Service Class and Premier Class units of each Money Market Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for:
(a) the impact of (i) expenses assessed to a class pursuant to the Service Plan for the Service Class and the Premier Class (the "Money Market Non-12b-1 Plan") adopted for that class, (ii) transfer agency fees and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that a class will vote separately on any matter submitted to shareholders that pertains to (i) the Money Market Non-12b-1 Plan adopted for that class or (ii) class expenses borne by that class;
(c) the different exchange privileges of each class of units; (d) the designation of each class of units of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of units.

          Class A, Class B, Class C and Class D units of each Non-Money Market Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Unitholder Servicing Plan (the "Non-12b-1 Plan") adopted for that class, (ii) transfer agency fees and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that a class will vote separately on any matter submitted to shareholders that pertains to (i) the Non-12b-1 Plan adopted for that class or (ii) class expenses borne by that class; (c) the different exchange privileges of each class of units; (d) the designation of each class of units of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of units.

B.   Distribution Arrangements/Shareholder Services/Expenses. Sales Charges
     ----------------------------------------------------------------------

Initial Class units of the Money Market Portfolios

          Initial Class units of the Money Market Portfolios will be available for purchase by The Northern Trust Company, its affiliates and other institutions and organizations (collectively, the "Institutions") acting on behalf of their customers, clients, employees and others (the "Customers") and for their own account. Initial Class units of the Portfolios will be available for purchase, as described from time to time in the Company's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Initial Class units of the Portfolios will not be subject to a sales charge and will not be subject to fees payable pursuant to the Money Market Non-12b-1 Plan.

Service Class and Premier Class units of the Money Market Portfolios

          Service Class and Premier Class units of each Money Market Portfolio will be available for purchase by Institutions as described from time to time in the Company's Prospectuses and Statements of Additional Information.

          Service Class units of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that administrative support services be provided to the investors by a servicing agent. Premier Class units of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that administrative support services and unitholder liaison services be provided to the investors by a servicing agent.

          Service Class and Premier Class units will not be subject to a sales charge. Services provided or arranged to be provided under the Money Market Non-12b-1 Plan adopted for a Class of units may include: (i) acting or arranging for another party to act, as recordholder and nominee of all Service Class and Premier Class units of a Portfolio beneficially owned by Customers;
(ii) establishing and maintaining individual accounts and records with respect to Service Class and Premier Class units of a Portfolio owned by Customers;
(iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Service Class and Premier Class units of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Class and Premier Class units of a Portfolio;
(v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications from the Company; (vii) providing such statistical and other information as may be reasonably requested by the Company or necessary for the Company to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar products or services offered to Customers or to Customers of other service agents; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to Customers or to Customers of other service agents;
(x) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Company or the applicable Portfolio; (xi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service agents; (xii) providing services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (xiii) acting as liaison between Customers and the Company, including obtaining information from the Company and assisting the Company in correcting errors and resolving problems; and (xiv) performing any similar administrative or shareholder liaison services.

Class A units of the Non-Money Market Portfolios

          Class A units of the Non-Money Market Portfolios will be available for purchase by Institutions acting on behalf of their Customers and for their own account. Class A units of the Portfolios will be available for purchase, as described from time to time in the Company's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class A units of the Portfolios initially will be designed to be purchased by institutional investors or others who can obtain information about their unitholder accounts and who do not require the transfer agent or servicing agent services that are provided to the holders of Class B, C and D units of the Non-Money Market Portfolios.

          Class A units of the Portfolios will not be subject to a sales charge; but Class A units of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount not exceeding .50% and 1.00%, respectively, of the net asset value of the Class A units purchased. Class A units will not be subject to a fee payable pursuant to the Non-12b-1 Plan.

Class B, C and D units of the Non-Money Market Portfolios

          Class B, C and D units of each Non-Money Market Portfolio will be available for purchase by Institutions acting on behalf of Customers and for their own account. Class B, C and D units will be available for purchase, as described from time to time in the Company's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class B units of each Portfolio initially will be designed to be purchased by organizations maintaining record ownership on behalf of beneficial owners where certain services of the Company's transfer agent and a servicing agent are required that are incident to the separation of record and beneficial ownership. Class C units of each Portfolio will initially be designed to be purchased by institutional investors which require certain account-related services of the Company's transfer agent and a servicing agent that are incident to the investor being the beneficial owner of units. Class D units of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that account-related services and information be provided to the investor and organization by the Company's transfer agent and a servicing agent.

          Class B, C and D units of each Portfolio will not be subject to a sales charge; but each class of units of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount not exceeding .50% and 1.00%, respectively, of the net asset value of the units purchased. In addition, Class B, C and D units will be subject to a fee payable pursuant to the Non-12b-1 Plan which will not exceed the annual rate of .10%, .15% and .25% of the average daily net asset value of the outstanding units of the respective classes which are held by or serviced by certain servicing agents for beneficial owners of units.

          Services provided or arranged to be provided under the Non-12b-1 Plan adopted for a class of units may include: (i) establishing and maintaining separate account records of Customers or other investors; (ii) providing Customers or other investors with a service that invests their assets in units of certain classes pursuant to specific or pre-authorized instructions, and assistance with new account applications; (iii) aggregating and processing purchase and redemption requests for units of certain classes from Customers or other investors, and placing purchase and redemption orders with the Company's transfer agent; (iv) issuing confirmations to Customers or other investors in accordance with applicable law; (v) arranging for the timely transmission of funds representing the net purchase price or redemption proceeds; (vi) processing dividend payments on behalf of Customers or other investors; (vii) providing information periodically to Customers or other investors showing their positions in units; (viii) responding to Customer or other investor inquiries (including requests for prospectuses), and complaints relating to the services performed by the Institutions; (ix) acting as liaison with respect to all inquiries and complaints from Customers and other investors relating to errors committed by the Company or its agents, and other matters pertaining to the Company; (x) providing or arranging for another person to provide subaccounting with respect to units of certain classes beneficially owned by Customers or other investors; (xi) if required by law, forwarding unitholder communications from the Company (such as proxy statements and proxies, unitholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers and other investors; (xii) providing such office space, facilities and personnel as may be required to perform its services under the Non-12b-1 Plan; (xiii) maintaining appropriate management reporting and statistical information; (xiv) paying expenses related to the preparation of educational and other explanatory materials in connection with the development of investor services; (xv) developing and monitoring investment programs; and (xvi) providing such other similar services as the Company may reasonably request to the extent the Institutions are permitted to do so under applicable statutes, rules and regulations.

C.   Exchange Privileges
     -------------------

          Institutions and, to the extent permitted by their account agreements, Customers generally will be permitted to exchange Initial Class units of a Money Market Portfolio for Initial Class units of another Money Market Portfolio or units of other portfolios of the Company (as provided for in the Prospectus for Initial Class units) as to which the Institution or Customer maintains an existing account with an identical title.

          To the extent permitted by their account agreements, Customers generally will be permitted to exchange Service Class and Premier Class units of a Money Market Portfolio for Service Class and Premier Class units, respectively, of another Money Market Portfolio or units of other portfolios of the Company (as provided for in the Prospectuses for Service Class and Premier Class units) as to which the Customer maintains an existing account with an identical title.

          Institutions and, to the extent permitted by their account agreements, Customers generally will be permitted to exchange Class A, B, C and D units of a Non-Money Market Portfolio for Class A, B, C or D units, respectively, of another Non-Money Market Portfolio or units of other portfolios of the Company (as provided for in the Prospectus for Class A, B, C and D units) as to which the Institution or Customer maintains an existing account with an identical title.

D.   Methodology for Allocating Expenses Among Classes
     -------------------------------------------------

          Expenses of a Portfolio are classified as being either joint or class-specific.

          Joint expenses of a Portfolio are allocated daily to each class of units of such Portfolio in accordance with Rule 18f-3(c). Class-specific expenses of a Portfolio are allocated to the specific class of units of such Portfolio.


Originally Adopted: July 11, 1995
Amended and Restated:    January 27, 1998

                          The Northern Trust Company
                          50 South LaSalle Street
                          Chicago, IL 60675


Date

Consultant
Address

RE: The Benchmark Funds (the "Trust")

Gentlemen:

The Trust is an open-end management investment company that includes the money market investment portfolios (the "Portfolios") identified on Schedule A hereto. Shares of each Portfolio are divided into three separate classes, including the Service Shares and the Premier Shares (together, the "Classes").

You are an institution (the "Consultant") that wishes to provide services to facilitate the inclusion of the Service Shares and Premier Shares of the Portfolios in cash management sweep programs ("Programs") offered by banks, trust companies and other institutions (the "Service Agents") with customers who are or may become the beneficial owners of such shares (the "Customers"). You are willing to perform certain services with respect to the Programs and Classes identified on Schedule A attached hereto (as amended from time to time). Accordingly, the Consultant and The Northern Trust Company ("Northern") agree as follows:

     1. The Consultant hereby agrees to provide services to facilitate the inclusion of the Portfolios in Programs offered to Customers by the Service Agents, including, without limitation, the following services: (a) providing ongoing consulting services, technology and systems support with respect to the implementation and maintenance of the Programs; (b) training personnel of the Service Agents or providing consulting services in connection with the training of personnel of the Service Agents with respect to the implementation and operation of the Programs; and (c) providing training and consultation services concerning licensing and other regulatory requirements relating to the Programs.

     2. The Consultant shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Consultant shall bear all costs incurred by it in performing such duties.

     3. For the services provided and the expenses incurred by the Consultant hereunder, Northern on behalf of each Portfolio will pay to the Consultant a monthly fee equal on an annual basis to .08% of the average daily net asset value of the Service Shares and the Premier Shares of such Portfolio which are owned beneficially by Customers through the Programs during such period. If the total fees to be accrued by a Portfolio on any day with respect to such shares of such Portfolio exceed the net income, exclusive of such fees, to be accrued by such Portfolio on such shares, the fee payable to the Consultant with respect to such Portfolio on such day will be reduced by an amount equal to the Consultant's proportionate share of such excess with respect to such Class, in order to avoid adversely affecting the net asset value per share of that Class.

     4. Representations and Warranties. Consultant represents and warrants that:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws,
          (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

     (b) it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement.

     5.1 This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the next April 30, and thereafter shall continue automatically for successive annual periods ending on April 30, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time on not less than 60 days' notice to the Consultant and without the payment of any penalty by Northern or by vote of a majority of the Independent Trustees. This Agreement may also be terminated by the Consultant at any time on 60 days' notice to Northern and will terminate automatically in the event of its assignment. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. The term "assignment" shall have the meaning given to it in the 1940 Act. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth above.

     5.2 The Consultant agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities ("Damages") to which Northern, the Trust or such person may become subject in so far as such Damages arise out of the failure of the Consultant or its employees or agents to comply with the Consultant's obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent's or employee's gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Consultant may otherwise have.

     5. The Consultant shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder. The fees payable to the Consultant pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares and Premier Shares.

     6. This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

     7. The Declaration of Trust establishing The Benchmark Funds, dated July 1, 1997, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the State of Delaware. The name "The Benchmark Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof.

     8. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 7, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.


                                    Very truly yours,

                                    THE NORTHERN TRUST COMPANY


                                    By:
                                        -------------------------
                                           [Authorized Officer]


Accepted and agreed to as of the date first above written:

CONSULTANT


By:
    -------------------------
       [Authorized Officer]

                                   SCHEDULE A

          Pursuant to the Agreement, the Consultant shall provide services to facilitate the inclusion of the Service Shares and the Premier Shares of the Portfolios in the Programs offered by the Service Agents identified below.

With respect to each Program listed below, please indicate ([x]) the appropriate Class(es) for which this Agreement applies:

1.   [INSERT NAME OF SERVICE AGENT]


                      Service  Premier
     Portfolio         Class    Class
     ---------        -------  -------

Government Select     -------  -------

Government            -------  -------

Diversified Assets    -------  -------

Tax-Exempt            -------  -------

2.   [INSERT NAME OF SERVICE AGENT]


                      Service  Premier
     Portfolio         Class    Class
     ---------        -------  -------

Government Select     -------  -------

Government            -------  -------

Diversified Assets    -------  -------

Tax-Exempt            -------  -------



3.   [INSERT NAME OF SERVICE AGENT]


                      Service  Premier
     Portfolio         Class    Class
     ---------        -------  -------

Government Select     -------  -------

Government            -------  -------

Diversified Assets    -------  -------

Tax-Exempt            -------  -------